UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☒	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Immune Pharmaceuticals Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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IMMUNE PHARMACEUTICALS INC.

550 Sylvan Avenue, Suite 101

Englewood Cliffs, NJ 07632

(201) 464-2677

July 17, 2018

Dear Stockholder:

You are cordially invited to attend a special meeting of stockholders (the “Special Meeting”) of Immune Pharmaceuticals Inc. (the “Company”) to be held at 9:30 a.m., Eastern Time, on Wednesday, August 22, 2018, at the offices of the Company’s counsel, Lowenstein Sandler LLP, at One Lowenstein Drive, Roseland, New Jersey 07068.

Matters to be presented for action at the Special Meeting include a proposal to authorize our board of directors to effect a reverse stock split, at its discretion, of our common stock as further described in the enclosed proxy statement and a proposal to approve the adjournment of the Special Meeting to permit the Company to solicit additional proxies if there are insufficient proxies at the Special Meeting to approve the foregoing proposal.

We are excited about the future of our company, and we look forward to speaking with those of you who are able to attend the Special Meeting in person. Whether or not you can attend, it is important that you sign, date, and return your proxy, or submit your proxy by telephone or Internet as instructed on the enclosed proxy card. If you are a stockholder of record and attend the Special Meeting in person, you may revoke your proxy and vote at the Special Meeting if you wish.

Sincerely,

/s/ Elliot M. Maza

Elliot M. Maza

President and Chief Executive Officer

If you have any questions or require any assistance in voting your shares, please call:

Okapi Partners LLC

1212 Avenue of the Americas, 24th Floor, New York, New York 10036

(877) 796-5274

IMMUNE PHARMACEUTICALS INC.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

August 22, 2018

You are invited to attend a special meeting of stockholders (the “Special Meeting”) of Immune Pharmaceuticals Inc., a Delaware corporation (the “Company”), to be held at the offices of the Company’s counsel, Lowenstein Sandler LLP, at One Lowenstein Drive, Roseland, New Jersey 07068, on Wednesday, August 22, 2018, at 9:30 a.m., Eastern Time.

Only stockholders of record at the close of business on July 10, 2018, will be entitled to notice of and to vote at the Special Meeting or any adjournments or postponements thereof.

The Special Meeting is being held to consider and vote on the following matters:

1.	Approval of a reverse stock split at a ratio between one-for-five and one-for-twenty of our common stock, as determined by our board of directors, at any time before the earlier of August 22, 2019 and the next annual meeting of stockholders of the Company, if and as determined by our board of directors;

2.	Approval of a proposal for the adjournment of the Special Meeting to permit the Company to solicit additional proxies, if there are insufficient proxies at the Special Meeting to approve the foregoing proposal.

Please sign and date the accompanying form of proxy and return it promptly in the enclosed postage-paid envelope, or submit your proxy by telephone or the Internet as instructed on the enclosed proxy card to avoid the expense of further solicitation. If you are a stockholder of record and attend the Special Meeting, you may revoke your proxy and vote your shares in person.

The Board of Directors of the Company recommends that you vote “FOR” each of the proposals set forth above.

By Order of the Board of Directors

/s/ Elliot M. Maza

Elliot M. Maza

Chief Executive Officer, President, and

Corporate Secretary

Englewood Cliffs, New Jersey

July 17, 2018

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
STOCKHOLDERS’ MEETING TO BE HELD ON AUGUST 22, 2018:

The proxy statement for the Special Meeting is available at www.immunepharma.com.

IMMUNE PHARMACEUTICALS INC.

PROXY STATEMENT

SPECIAL MEETING OF STOCKHOLDERS

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Immune Pharmaceuticals Inc., a Delaware corporation (“Immune” or the “Company”), to be voted at a special meeting of stockholders (the “Special Meeting”) to be held on August 22, 2018, and any adjournments or postponements thereof. This proxy statement and accompanying form of proxy were first mailed to stockholders on or about July 17, 2018.

VOTING, REVOCATION, AND SOLICITATION OF PROXIES

Solicitation of Proxies. The enclosed proxy is solicited by and on behalf of the Board, with the cost of solicitation borne by the Company. Solicitation may also be made by directors and officers of the Company without additional compensation for such services. In addition to mailing proxy materials, our directors, officers and employees may solicit proxies in person, by telephone or otherwise.

The Company has engaged Okapi Partners LLC (“Okapi Partners”) and CMi2i Ltd (“CMi2i”) to assist the Company in soliciting proxies related to the proposals set forth in the Proxy Statement and to be voted upon at the Special Meeting and at any adjournments or postponements thereof. Okapi Partners and CMi2i may solicit proxies personally, electronically, by mail or by telephone. The Company has agreed to pay Okapi Partners and CMi2i a fee of $8,000 and $9,500, respectively, for their services, plus any disbursements incurred.

Voting. You may submit a proxy to have your shares of common stock voted at the Special Meeting in one of three ways: (i) completing, signing, dating and returning the enclosed proxy card in the accompanying prepaid envelope; (ii) calling toll-free at the telephone number indicated on the enclosed proxy card; or (iii) using the Internet in accordance with the instructions set forth on the enclosed proxy card. When a proxy is properly returned, the shares represented by the proxy will be voted at the Special Meeting in accordance with the instructions specified in the spaces provided in the proxy. If no instructions are specified, the proxies will be counted for purposes of determining whether or not a quorum is present, and will be voted FOR Proposals 1 and 2. If a stockholder of record attends the Special Meeting, he or she may vote in person. If you hold shares through a broker or nominee (that is, in “street name”), please follow their directions on how to vote your shares.

Banks and brokers acting as nominees are permitted to use discretionary voting authority to vote proxies for proposals that are deemed “routine” by the New York Stock Exchange, but are not permitted to use discretionary voting authority to vote proxies for proposals that are deemed “non-routine” by the New York Stock Exchange. The determination of which proposals are deemed “routine” versus “non-routine” may not be made by the New York Stock Exchange until after the date on which this proxy statement has been mailed to you. As such, it is important that you provide voting instructions to your bank, broker or other nominee, if you wish to determine the voting of your shares. If the New York Stock Exchange determines such proposal to be “non-routine,” failure to vote, or to instruct your broker how to vote any shares held for you in your broker’s names will have the same effect as a vote against Proposal 1, but will have no effect with respect to Proposal 2.

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A broker “non-vote” occurs when a proposal is deemed “non-routine” and a nominee holding shares for a beneficial owner does not have discretionary voting authority with respect to the matter being considered and has not received instructions from the beneficial owner.

If you have additional questions, need assistance in submitting your proxy or voting your shares of common stock, or need additional copies of the proxy statement or the enclosed proxy card, please contact Okapi Partners at the address and telephone number set forth below:

Okapi Partners LLC

1212 Avenue of the Americas, 24th Floor, New York, New York 10036

(877) 796-5274

Revocation of Proxies. Proxies may be revoked by written notice delivered in person or mailed to the Secretary of the Company or by submitting a later-dated proxy prior to a vote being taken at the Special Meeting. Attendance at the Special Meeting alone will not be sufficient to revoke a previously submitted proxy. If you hold shares through a broker or nominee (that is, in “street name”), please follow their directions on how to revoke previously submitted instructions relating to your shares.

OUTSTANDING VOTING SECURITIES AND QUORUM

Stockholders of record as of the close of business on July 10, 2018 (the “Record Date”), are entitled to one vote at the Special Meeting for each share of common stock, par value $0.0001 per share (“Common Stock”), of the Company then held by each stockholder. As the Record Date, the Company had [•] shares of Common Stock issued and outstanding. The holders of record of one third of the issued and outstanding shares of the capital stock of the Company entitled to vote at the meeting, present in person or by proxy shall represent a quorum at the Special Meeting. Abstentions will be considered present for purposes of determining the presence of a quorum at the Special Meeting. Broker non-votes, if any, will not be considered present for purposes of determining the presence of a quorum at the Special Meeting if the New York Stock Exchange determines both of the proposals to be “non-routine,” but will be considered present for purposes of determining the presence of a quorum at the Special Meeting if the New York Stock Exchange determines either of the proposals to be “routine.”

VOTES REQUIRED

Pursuant to the General Corporation Law of the State of Delaware, Proposal 1 must be approved by a majority of the outstanding shares of stock of the Company entitled to vote on the proposal. Proposal 2 must be approved by the affirmative vote of the majority of the votes cast on the proposal.

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SPECIAL MEETING SUMMARY

The following is only a summary of certain material information contained in this document. You should carefully review this entire document along with the exhibits attached hereto to understand the proposals fully.

•	Time and Place of Special Meeting (See cover page, Notice of Special Meeting of Stockholders): Wednesday, August 22, 2018 at 9:30 a.m., Eastern Time, at the offices of the Company’s counsel, Lowenstein Sandler LLP, at One Lowenstein Drive, Roseland, New Jersey 07068.

•	Record Date (See page 2): You can vote at the Special Meeting if you owned Common Stock of Immune Pharmaceuticals Inc. at the close of business on July 10, 2018.

•	Proposals to be Voted on (See Notice of Special Meeting of Stockholders): Matters to be presented for action at the Special Meeting include a proposal to authorize the Board to authorize an amendment to our Certificate of Incorporation to effect a reverse stock split of our Common Stock at a specific ratio, within a range of 1-for-five and 1-for-twenty (the “Reverse Stock Split”), to be determined by our Board of Directors and effected, if at all, on or before the earlier of August 22, 2019 and the next annual meeting of stockholders of the Company, and a proposal to approve the adjournment of the Special Meeting to permit the Company to solicit additional proxies if there are insufficient proxies at the Special Meeting to approve the foregoing proposal.

•	Purpose of the Reverse Stock Split (See pages 5-6): The Board believes that it is in the best interests of the Company and its stockholders to approve a reverse stock split of the Company’s outstanding Common Stock in order to grant the Board the discretionary authority to effect a reverse stock split within the ratios described herein, if the Board determines it to be appropriate, for the following reasons among others described herein:

•	The Reverse Stock Split is necessary to increase the market price of our Common Stock so that we can meet the minimum bid price rule requirements of The NASDAQ Capital Market.

•	The Board believes that the Reverse Stock Split could enhance the appeal of the Common Stock to the financial community, including institutional investors, and the general investing public.

•	Recommendation of the Board (See pages 10 and 11): The Board recommends that you vote “FOR” Proposals 1 and 2.

•	Vote Required (See page 2): Pursuant to the General Corporation Law of the State of Delaware, Proposal 1 must be approved by a majority the outstanding shares of stock of the Company entitled to vote on the proposal, and Proposal 2 must be approved by the affirmative vote of the majority of the votes cast on the proposal.

•	How to Vote Your Shares (See page 1): Complete, date and sign the enclosed proxy card and mail it in the enclosed return envelope, or submit your proxy by telephone or the Internet as instructed on the enclosed proxy card, as soon as possible, so that your shares may be represented at the Special Meeting. In order to assure that your vote is obtained, please submit your proxy even if you currently plan to attend the Special Meeting in person.

•	How to Revoke Your Proxy (See page 2): Proxies may be revoked by written notice delivered in person or mailed to the Secretary of the Company or by submitting a later-dated proxy prior to a vote being taken at the Special Meeting. Attendance at the Special Meeting alone will not be sufficient to revoke a previously submitted proxy. If you hold shares through a broker or nominee (that is, in “street name”), please follow their directions on how to revoke previously submitted instructions relating to your shares

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•	Voting of Shares Held in “Street Name” (See page 1): Your broker is permitted to use discretionary voting authority to vote proxies for proposals that are deemed “routine” by the New York Stock Exchange, but is not permitted to use discretionary voting authority to vote proxies for proposals that are deemed “non-routine” by the New York Stock Exchange. The determination of which proposals are deemed “routine” versus “non-routine” may not be made by the New York Stock Exchange until after the date on which this proxy statement has been mailed to you. As such, it is important that you provide voting instructions to your bank, broker or other nominee, if you wish to determine the voting of your shares. If the New York Stock Exchange determines such proposals to be “non-routine,” failure to vote, or to instruct your broker how to vote any shares held for you in your broker’s name, will have the same effect as a vote against Proposal 1, but will have no effect with respect to Proposal 2.

•	Whom You Should Call with Questions: If you have further questions, you may contact the Company’s proxy solicitor, Okapi Partners LLC at:

Okapi Partners LLC

1212 Avenue of the Americas, 24th Floor, New York, New York 10036

(877) 796-5274

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PROPOSAL 1

APPROVAL OF A REVERSE STOCK SPLIT

Background

The Board has adopted a resolution approving and recommending to the Company's stockholders for the stockholders’ approval of a proposal to amend our certificate of incorporation to effect a reverse split of our outstanding shares of Common Stock within a range of one share of Common Stock for every five shares of Common Stock to one share of Common Stock for every twenty shares of Common Stock, with the exact reverse split ratio to be decided and publicly announced by the Board prior to the effective time of the amendment to our certificate of incorporation (the “Reverse Stock Split”). If the stockholders approve this proposal, the Board will have the authority to decide, at any time prior to the earlier of August 22, 2019 and the next annual meeting of stockholders of the Company, whether to implement the Reverse Stock Split and the precise ratio of the Reverse Stock Split within a range of one-for-five shares of our Common Stock to one-for-twenty shares of our Common Stock. If the Board decides to implement the Reverse Stock Split, the Reverse Stock Split will become effective upon the filing of an amendment to our certificate of incorporation with the Secretary of State of the State of Delaware.

The Board reserves the right, even after stockholder approval, to abandon or postpone the filing of the amendment to effect the Reverse Stock Split if the Board determines that it is not in the best interests of the Company and the stockholders. If the amendment effecting the Reverse Stock Split is not implemented by the Board prior to the earlier of August 22, 2019 and the next annual meeting of stockholders of the Company, the proposal will be deemed abandoned, without any further effect. In that case, the Board may again seek stockholder approval at a future date for a reverse stock split if it deems a reverse stock split to be advisable at that time.

The form of the certificate of amendment to accomplish the Reverse Stock Split is attached to this Proxy Statement as Appendix A. The following discussion is qualified in its entirety by the full text of the certificate of amendment, which is incorporated herein by reference.

Purpose of the Reverse Stock Split

On December 1, 2017, we received a notification letter from The Nasdaq Stock Market LLC (“Nasdaq LLC”) informing us that for the last 30 consecutive business days, the bid price of our securities had closed below $1.00 per share, in violation of Nasdaq Listing Rule 5550(a)(2) (the “Rule”) for continued listing on The NASDAQ Capital Market (“NASDAQ”). This notice had no immediate effect on our NASDAQ listing and we had 180 calendar days, or until May 30, 2018, to regain compliance with the Rule. As of May 30, 2018, our closing bid price of our securities had not closed at or above $1.00 per share for a minimum of ten consecutive business days to regain compliance. As a result, on June 4, 2018, the Company received written notice from the Staff of the Listing Qualifications Department (the “Staff”) of Nasdaq LLC indicating that, based upon the Company’s continued non-compliance with the minimum $1.00 bid price requirement for continued listing on NASDAQ, and notwithstanding the Company’s compliance with the quantitative criteria necessary to obtain a second 180-day period within which to evidence compliance with the Rule, as set forth in Nasdaq Listing Rule 5810(c)(3)(A), the Staff had determined to delist the Company’s securities from NASDAQ unless the Company timely requested a hearing before the Nasdaq Hearings Panel (the “Panel”).

The Company timely requested a hearing before the Panel which has been scheduled for July 19, 2018. At the hearing the Company will request an extension within which to evidence compliance with all applicable requirements for continued listing on NASDAQ. Because the Company made a timely request for a hearing, the request had the effect of staying any suspension or delisting action by the Staff at least pending the ultimate outcome of the hearing. The Company intends to take definitive steps in an effort to evidence compliance with the Rule; however, there can be no assurance that the Panel will grant the Company’s request for continued listing on NASDAQ or that the Company will be able to evidence compliance with the Rule within any extension period that may be granted by the Panel. The primary reason for the Reverse Stock Split is to allow us to attempt to increase the bid price of our Common Stock by reducing the number of outstanding shares of our Common Stock. In communications with the Staff, the Company committed to effecting the Reverse Stock Split as promptly as practicable upon the receipt of stockholder approval of the Reverse Stock Split in order to regain compliance with the Rule. The Board believes that the Reverse Stock Split will enhance the Company's ability to maintain compliance with the applicable listing requirements under NASDAQ rules. On July 16, 2018, the closing bid price of our Common Stock on NASDAQ was $[•].

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If we were unable to maintain compliance with the $1.00 minimum bid price requirement and our Common Stock were delisted from NASDAQ, trading of our Common Stock would most likely take place on an over-the-counter market established for unlisted securities, such as the OTCQB or the Pink Market maintained by OTC Markets Group Inc. An investor would likely find it less convenient to sell, or to obtain accurate quotations in seeking to buy, our Common Stock on an over-the-counter market, and many investors would likely not buy or sell our Common Stock due to difficulty in accessing over-the-counter markets, policies preventing them from trading in securities not listed on a national exchange or other reasons. In addition, as a delisted security, our Common Stock would be subject to SEC rules as a "penny stock," which impose additional disclosure requirements on broker-dealers. The regulations relating to penny stocks, coupled with the typically higher cost per trade to the investor of penny stocks due to factors such as broker commissions generally representing a higher percentage of the price of a penny stock than of a higher-priced stock, would further limit the ability of investors to trade in our Common Stock. For these reasons and others, delisting would adversely affect the liquidity, trading volume and price of our Common Stock, causing the value of an investment in us to decrease and having an adverse effect on our business, financial condition and results of operations, including our ability to attract and retain qualified employees and to raise capital.

In addition, among the factors considered by the Board in reaching its decision to recommend the Reverse Stock Split, the Board considered the potential effects of having stock that trades at a low price. Since the brokerage commissions on stock with a low trading price generally represent a higher percentage of the stock price than commissions on higher priced stock, investors in stocks with a low trading price pay transaction costs (commissions, markups, or markdowns) at a higher percentage of their total share value, which may limit the willingness of individual investors and institutions to purchase our Common Stock.

Reducing the number of outstanding shares of our Common Stock through the Reverse Stock Split is intended, absent other factors, to increase the per share market price of our Common Stock. However, other factors, such as financial results and market conditions, may adversely affect the market price of our Common Stock. As a result, there can be no assurance that the Reverse Stock Split, if completed, will result in the intended benefits described above, that the market price of our Common Stock will increase proportionately following the Reverse Stock Split, or that the market price of Common Stock will not decrease in the future. Accordingly, the total market capitalization of our Common Stock after the Reverse Stock Split may be lower than the total market capitalization before the Reverse Stock Split. Additionally, if implemented, the Reverse Stock Split may result in some stockholders owning “odd-lots” of less than 100 shares of Common Stock, particularly as the ratio for the Reverse Stock Split increases. Brokerage commissions and other costs of transactions in odd-lots may be higher, particularly on a per-share basis, than the cost of transactions in even multiples of 100 shares.

There will be no change in our authorized shares as a result of the amendment to our certificate of incorporation and therefore, upon effectiveness of the Reverse Stock Split, the number of shares of our Common Stock that are authorized and unissued will increase relative to the number of issued and outstanding shares. Except as discussed below under the heading "Principal Effects of the Reverse Stock Split," we currently have no plans, proposals, arrangements or understandings to issue any of our authorized but unissued shares of our Common Stock. However, it is possible that some of these additional authorized shares could be used in the future for various other purposes without further stockholder approval, except as such approval may be required in particular cases by our certificate of incorporation, applicable law or the rules of any stock exchange or other system on which our securities may then be listed.

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Principal Effects of the Reverse Stock Split

To implement the Reverse Stock Split, the Company would, at a meeting of the Board or by written consent in lieu of a meeting, resolve to effect the Reverse Stock Split, select the reverse split ratio and publicly announce the reverse split ratio. Thereafter, the Company would file the certificate of amendment with the Secretary of State of the State of Delaware and, upon such amendment becoming effective, and without further action on the part of the Company’s stockholders, the shares of Common Stock held by stockholders of record as of the effective time of such amendment would be converted into the number of shares of Common Stock (the “New Common Stock”) calculated based on the reverse split ratio determined and approved by the Board and publicly announced before the filing of the amendment.

No fractional shares would be issued if, as a result of the Reverse Stock Split, a registered stockholder would otherwise become entitled to a fractional share. Instead, stockholders who otherwise would be entitled to receive fractional shares because they hold a number of shares not evenly divisible by the ratio of the Reverse Stock Split will automatically be entitled to receive an additional share of the Company’s common stock. In other words, any fractional share will be rounded up to the nearest whole number.

For example, if a stockholder presently holds 100 shares of Common Stock, he or she would hold 20 shares of New Common Stock following a one-for-five split, 10 shares following a one-for-ten split, 7 shares following a one-for-fifteen split, or 5 shares following a one-for-twenty split. No fractional shares or script would be issued. Instead of issuing fractional shares, the Company will round shares up to the nearest whole number.

The following table contains approximate information relating to the Company’s Common Stock based upon the number of authorized shares of Common Stock set forth in the Company’s Certificate of Incorporation, as amended, on file with the Secretary of State of the State of Delaware if the Reverse Stock Split is implemented at a ratio of (i) one-for-five, (ii) one-for-ten, (iii) one-for-fifteen, and (iv) one-for-twenty in each case based on share information as of close of business on July 10, 2018:

	Shares Issued and Outstanding	Shares Authorized and Reserved for Issuance	Shares Authorized and Unreserved for Issuance	Stock Price
As of July 10, 2018
1-for-5 Reverse Split
1-for-10 Reverse Split
1-for-15 Reverse Split
1-for-20 Reverse Split

As reflected in the table above, the number of authorized shares of our common stock will not be reduced by the Reverse Split. Accordingly, the Reverse Split will have the effect of creating additional unissued and unreserved shares of our common stock. We have no current arrangements or understandings providing for the issuance of any of the additional authorized and unreserved shares of our common stock that would be available as a result of the proposed Reverse Split. However, these additional shares may be used by us for various purposes in the future without further stockholder approval (subject to applicable NASDAQ marketplace rules), including, among other things: (i) raising capital necessary to fund our future operations, (ii) providing equity incentives to our employees, officers, directors and consultants, (iii) entering into collaborations and other strategic relationships and (iv) expanding our business through the acquisition of other businesses or products.

All outstanding stock options, warrants and convertible securities will be adjusted to reduce the number of shares to be issued upon exercise or conversion of such options, warrants or convertible securities, and increase the exercise or conversion price thereof, proportionately. Accordingly, following the Reverse Stock Split, the [•] shares underlying the outstanding [•] will be convertible into a proportionately fewer number of shares of Common Stock.

As of July 10, 2018, there were approximately [•] holders of record of Common Stock (although there are significantly more beneficial holders). The Company does not expect the Reverse Stock Split to result in any reduction in the number of record holders.

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Effect of the Reverse Stock Split on the Company’s 2015 Equity Incentive Plan

Based upon the split ratio determined by the Board, proportionate adjustments are generally required to be made to the per share exercise price and the number of shares issuable upon the exercise or conversion of all outstanding options, warrants, convertible or exchangeable securities entitling the holders to purchase, exchange for, or convert into, shares of common stock. This would result in approximately the same aggregate price being required to be paid under such options, warrants, convertible or exchangeable securities upon exercise, and approximately the same value of shares of common stock being delivered upon such exercise, exchange or conversion, immediately following a Reverse Split as was the case immediately preceding such split. The number of shares deliverable upon settlement or vesting of restricted stock awards will be similarly adjusted, subject to our treatment of fractional shares. The number of shares reserved for issuance pursuant to these securities will be proportionately based upon the ratio determined by the Board, subject to our treatment of fractional shares.

Board Discretion to Implement the Reverse Stock Split

If this proposal is approved by the stockholders, the Reverse Stock Split will be effected, if at all, only upon a determination by the Board that a reverse stock split (at a ratio determined by the Board as described above) is in the best interests of the Company and its stockholders. The Board’s determination as to whether the Reverse Stock Split will be effected and, if so, at what ratio, will be based upon certain factors, including existing and expected marketability and liquidity of our Common Stock, prevailing market conditions, the likely effect on the market price of our Common Stock, the Company’s ability to maintain the NASDAQ listing for the Common Stock and the recent trading history of our Common Stock.

Exchange of Stock Certificates; Fractional Shares

As soon as practicable after the effective time of the Reverse Stock Split, the Company, or its transfer agent, will send a letter to each stockholder of record for use in transmitting certificates representing shares of Common Stock (“Old Certificates”) to the Company’s transfer agent, Vstock Transfer, LLC (the “Exchange Agent”). The letter of transmittal will contain instructions for the surrender of Old Certificates to the Exchange Agent in exchange for certificates representing the appropriate number of whole shares of New Common Stock. No new certificates will be issued to a stockholder until such Old Certificates are surrendered, together with a properly completed and executed letter of transmittal, to the Exchange Agent.

Stockholders will then receive a new certificate or certificates representing the number of shares of New Common Stock into which their shares of Common Stock have been converted as a result of the Reverse Stock Split. Until surrendered, outstanding stock certificates held by stockholders will be deemed for all purposes to represent the number of whole shares of New Common Stock to which such stockholders are entitled as a result of the Reverse Stock Split. Stockholders should not send their Old Certificates to the Exchange Agent until they have received the letter of transmittal. All expenses of the exchange of certificates will be borne by the Company.

The Company intends to treat shares held by stockholders in “street name,” through a bank, broker or other nominee, in the same manner as stockholders whose shares are registered in their names. Banks, brokers or other nominees will be instructed to effect the Reverse Stock Split for their beneficial or “street name” holders. However, these banks, brokers or other nominees may have different procedures for processing the Reverse Stock Split. Stockholders holding shares of Common Stock with a bank, broker or other nominee should contact their bank, broker or other nominee with any questions in this regard.

STOCKHOLDERS SHOULD NOT DESTROY ANY PRE-SPLIT STOCK CERTIFICATES AND SHOULD
NOT SUBMIT ANY STOCK CERTIFICATES UNTIL THEY ARE REQUESTED TO DO SO.

Accounting Consequences

The par value per share of our Common Stock would remain unchanged at $0.0001 per share after the Reverse Stock Split. As a result, on the effective date of the Reverse Stock Split, the amount on our balance sheet attributable to our Common Stock would be reduced proportionally, based on the exchange ratio of the Reverse Stock Split, from its present amount, and the additional paid-in capital account would be credited with the amount by which the Common Stock is reduced. The per share common stock net loss and net book value would be increased because there would be fewer shares of our Common Stock outstanding. We do not anticipate that any other accounting consequences would arise as a result of the Reverse Stock Split.

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No Appraisal Rights

Under the Delaware General Corporation Law, stockholders are not entitled to dissenters' rights with respect to the proposed amendment to our certificate of incorporation to effect the Reverse Stock Split, and we will not independently provide our stockholders with any such right.

No Going Private Transaction

Notwithstanding the change in the number of outstanding shares following the Reverse Stock Split, this transaction is not the first step in a series of plans or proposals of a "going private transaction" within the meaning of Rule 13e-3 of the Exchange Act.

Interests of Certain Persons in the Proposal

Certain of the Company’s officers and directors have an interest in Proposal 1, as a result of their ownership of shares of Common Stock. However, we do not believe that such officers or directors have interests in Proposal 1 that are different from or greater than those of any other stockholders.

Certain U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following discussion is a general summary of certain U.S. federal income tax consequences of the Reverse Stock Split that may be relevant to U.S. Holders (as defined below) of Common Stock, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based on currently existing provisions of the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing and proposed federal income tax regulations, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a holder of Common Stock. The Company has not sought and will not seek an opinion of counsel or any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the Reverse Stock Split.

This discussion is limited to holders that hold Common Stock as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences that may be applicable to holders in light of their particular circumstances or to holders subject to special treatment under U.S. federal income tax law, including, without limitation:

•	persons that are not U.S. Holders (as defined below);

•	persons subject to the alternative minimum tax;

•	U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

•	persons holding Common Stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

•	banks, insurance companies, and other financial institutions;

•	real estate investment trusts or regulated investment companies;

•	brokers, dealers or traders in securities;

9

•	corporations that accumulate earnings to avoid U.S. federal income tax;

•	S corporations, partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

•	tax-exempt organizations or governmental organizations;

•	persons deemed to sell Common Stock under the constructive sale provisions of the Code;

•	persons who hold or receive Common Stock pursuant to the exercise of any employee stock option or otherwise as compensation; and

•	tax-qualified retirement plans.

THIS DISCUSSION IS PROVIDED FOR GENERAL INFORMATION ONLY AND DOES NOT CONSTITUTE LEGAL ADVICE TO ANY HOLDER. HOLDERS OF COMMON STOCK ARE STRONGLY URGED TO CONSULT THEIR OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES RELATING TO THE REVERSE STOCK SPLIT IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES AND ANY CONSEQUENCES ARISING UNDER STATE, LOCAL, OR FOREIGN INCOME OR OTHER TAX LAW.

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of shares of Common Stock that for U.S. federal income tax purposes is or is treated as: (1) an individual who is a citizen or resident of the United States; (2) a corporation (or other entity taxable as a corporation) created or organized under the laws of the United States, any state thereof, or the District of Columbia; (3) an estate the income of which is subject to U.S. federal income tax regardless of its source; or (4) a trust that (a) is subject to the primary supervision of a U.S. court and the control of one of more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (b) has a valid election in effect under applicable Treasury Regulations to be treated as a United States person.

The Reverse Stock Split should constitute a “recapitalization” for U.S. federal income tax purposes. As a result, a U.S. Holder generally should not recognize gain or loss upon the Reverse Stock Split. A U.S. Holder’s aggregate tax basis in the shares of Common Stock received pursuant to the Reverse Stock Split should equal the aggregate tax basis of the shares of Common Stock surrendered and such U.S. Holder’s holding period in the shares of Common Stock received should include the holding period in the shares of Common Stock surrendered. Treasury Regulations provide detailed rules for allocating the tax basis and holding period of the shares of Common Stock surrendered to the shares of Common Stock received pursuant to the Reverse Stock Split. Holders of shares of Common Stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

Approval Required

Pursuant to the General Corporation Law of the State of Delaware, this proposal must be approved by the affirmative vote of a majority of the outstanding shares of Common Stock of the Company entitled to vote on the proposal. Shares that are not represented at the Special Meeting, and abstentions and broker non-votes, if applicable, with respect to this proposal, will have the same practical effect as a vote against this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR PROPOSAL NO. 1 TO APPROVE AN AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION AND GRANT OF DISCRETIONARY AUTHORITY TO THE BOARD OF DIRECTORS TO EFFECT A REVERSE STOCK SPLIT OF THE COMPANY'S COMMON STOCK.

Notwithstanding Stockholder approval of Proposal 1, the Board may abandon Proposal 1 without further stockholder action.

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PROPOSAL 2

APPROVAL OF THE ADJOURNMENT OF THE SPECIAL MEETING TO SOLICIT ADDITIONAL

PROXIES

Adjournment of the Special Meeting

In the event that the number of shares of Common Stock present in person or represented by proxy at the Special Meeting and voting “FOR” the adoption of the Reverse Stock Split is insufficient to adopt the Reverse Stock Split, we may move to adjourn the Special Meeting in order to enable the Board to solicit additional proxies in favor of the adoption of the Reverse Stock Split. In that event, we will ask stockholders to vote only upon the adjournment proposal and not on any other proposal discussed in this proxy statement. If the adjournment is for more than thirty (30) days,  or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Vote Required and Board Recommendation

If a quorum is present, approval of the proposal to adjourn the Special Meeting to a later date requires the affirmative vote of the majority of the votes cast on the proposal.

Assuming a quorum is present, abstentions and broker non-votes, if applicable, with respect to this proposal will not be counted for the purpose of determining the number of votes cast and will therefore not have any effect with respect to this adjournment proposal.

The Board recommends that stockholders vote “FOR” the proposal to adjourn the Special Meeting to solicit additional proxies, if there are insufficient proxies at the Special Meeting to approve the Reverse Stock Split.

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MATTERS RELATING TO THE COMPANY’S

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Marcum LLP (“Marcum”) was the Company’s independent registered public accounting firm with respect to its audited financial statements for the fiscal year ended December 31, 2017. Representatives of Marcum are not expected to be present at the Special Meeting.

OTHER MATTERS

Management is not aware of any matters to be brought before the Special Meeting other than those discussed above.

HOUSEHOLDING OF SPECIAL MEETING MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements. This means that only one copy of this Proxy Statement may have been sent to multiple stockholders in the same household. We will promptly deliver a separate copy of this Proxy Statement to any stockholder upon written or oral request to: Immune Pharmaceuticals Inc., 550 Sylvan Avenue, Suite 101, Englewood Cliffs, NJ 07632, Attn: Secretary, or by phone at (201) 464-2677. Any stockholder who wants to receive a separate copy of this Proxy Statement, or of the Company’s proxy statements or annual reports in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact the stockholder’s bank, broker, or other nominee record holder, or the stockholder may contact us at the address and phone number above.

STOCKHOLDER PROPOSALS FOR 2018 ANNUAL MEETING

Stockholder Proposals for 2018 Annual Meeting

Any stockholder proposals submitted pursuant to Exchange Act Rule 14a-8 for inclusion in Immune’s proxy statement and form of proxy for our 2018 Annual Meeting must be received by Immune on or before August 10, 2018 in order to be considered for inclusion in our proxy statement and form of proxy. Such proposal must also comply with the requirements as to form and substance established by the SEC if such proposals are to be included in the proxy statement and form of proxy. Any such proposal shall be mailed to:  Immune Pharmaceuticals Inc., 550 Sylvan Avenue, Suite 101, Englewood Cliffs, NJ 07632, Attn.: Secretary.

Our by-laws state that the stockholder must provide timely written notice of such nomination or proposal and supporting documentation as well as be present at such meeting, either in person or by a representative. A stockholder's notice shall be timely received by Immune at our principal executive office not less than sixty (60) days nor more than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting (the "Anniversary Date"); provided, however, that in the event the annual meeting is scheduled to be held on a date more than thirty (30) days before the Anniversary Date or more than seventy (70) days after the Anniversary Date, a stockholder's notice shall be timely if received by Immune at our principal executive office not earlier than the close of business on the sixtieth (60th) day prior to the scheduled date of such annual meeting and not later than the close of business on the later of (i) the ninetieth (90th) day prior to such annual meeting or (ii) the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by Immune. Proxies solicited by our Board of Directors will confer discretionary voting authority with respect to these proposals, subject to SEC rules and regulations governing the exercise of this authority. Any such proposal shall be mailed to: Immune Pharmaceuticals Inc., 550 Sylvan Avenue, Suite 101, Englewood Cliffs, NJ 07632, Attn.: Secretary.

Any proposals to take action at the 2018 annual meeting of stockholders should be addressed to:  Immune Pharmaceuticals Inc., 550 Sylvan Avenue, Suite 101, Englewood Cliffs, NJ 07632, Attn.: Secretary.

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SOLICITATION OF PROXIES

The solicitation of proxies pursuant to this Proxy Statement is being made by the Company. Proxies may be solicited by mail, facsimile, telephone, telegraph, Internet and in person.

The expenses of preparing, printing and distributing this Proxy Statement and the accompanying form of proxy and the cost of soliciting proxies will be borne by the Company.

Copies of soliciting materials will be furnished to banks, brokerage houses and other custodians, nominees and fiduciaries for forwarding to the beneficial owners of shares of Common Stock for whom they hold shares, and the Company will reimburse them for their reasonable out-of-pocket expenses in connection therewith.

The Company has also retained Okapi Partners and CMi2i to assist it in the solicitation of proxies. Okapi Partners and CMi2i will solicit proxies on behalf of the Company from individuals, brokers, bank nominees and other institutional holders in the same manner described above. Okapi Partners AND CMi2i will receive fees of $8,000 and $9,500, respectively, plus approved and reasonable out of pocket expenses, for its services to the Company for the solicitation of the proxies. The Company has also agreed to indemnify Okapi Partners and CMi2i against certain claims.

July 17, 2018	IMMUNE PHARMACEUTICALS INC.

If you have any questions or require any assistance in voting your shares, please call:

Okapi Partners LLC

1212 Avenue of the Americas, 24th Floor, New York, New York 10036

(877) 796-5274

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APPENDIX A

CERTIFICATE OF AMENDMENT

OF

THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

IMMUNE PHARMACEUTICALS INC.

Pursuant to Section 242 of the General Corporation Law of the State of Delaware, Immune Pharmaceuticals Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), does hereby certify as follows:

1.	The name of the Corporation is Immune Pharmaceuticals Inc. The date of filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware was March 9, 1993 under the name American Pharma-Liedtke Inc. On November 18, 1999, the Corporation changed its name from American Pharma-Liedtke, Inc. to EpiCept Corporation. On August 15, 2013, the Corporation changed its name from EpiCept Corporation to Immune Pharmaceuticals Inc.

2.	The Certificate of Incorporation of the Corporation is hereby amended by deleting paragraph (C) under Article IV and replacing such paragraph with the following paragraph:

 "C. Upon the filing and effectiveness (the “Effective Time”) pursuant to the Delaware General Corporation Law of this amendment to the Corporation’s Certificate of Incorporation, as amended, each [*] shares of Common Stock issued and outstanding immediately prior to the Effective Time either issued and outstanding or held by the Corporation as treasury stock shall be combined into one (1) validly issued, fully paid and non-assessable share of Common Stock without any further action by the Corporation or the holder thereof; provided that no fractional shares shall be issued to any holder and that instead of issuing such fractional shares, the Corporation shall round shares up to the nearest whole number. Each certificate that immediately prior to the Effective Time represented shares of Common Stock (“Old Certificates”), shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined, subject to the treatment of fractional shares as described above.”

*Number between five and twenty as determined by the Board of Directors.

3.	The Board of Directors of the Corporation has duly adopted a resolution pursuant to Section 242 of the General Corporation Law of the State of Delaware setting forth a proposed amendment to the Certificate of Incorporation of the Corporation and declaring said amendment to be advisable. The requisite stockholders of the Corporation have duly approved said proposed amendment in accordance with Section 242 of the General Corporation Law of the State of Delaware.

4.	This Certificate of Amendment and the amendment to the Certificate of Incorporation effected hereby has been duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

A-1

5.	This Certificate of Amendment, and the amendment effected hereby, shall become effective at 4:01 p.m. (Eastern Time) on [ ], 201[ ].

[Signature Page Follows]

A-2

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its President and Chief Executive Officer on this [            ] day of [            ], 201[8][9].

IMMUNE PHARMACEUTICALS INC.

By: _________________________________________
Name:

Immune Pharmaceuticals Inc. 550 Sylvan Avenue, Suite 101 Englewood Cliffs, NJ 07632

VOTE BY INTERNET

Before the Meeting - Go to

www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card (“Proxy Card”) in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to

www.proxyvote.com

You may vote during the Special Meeting of the Stockholders (the "Special Meeting") via the Internet until voting is closed. Have the information that is printed in the box marked by the arrow available and follow the instructions.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, Proxy Cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE – 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your Proxy Card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your Proxy Card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION

ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

IMMUNE PHARMACEUTICALS INC.

The Board of Directors recommends you vote FOR Proposals 1 and 2:

		For	Against	Abstain

1.	Approval of a reverse stock split at a ratio between one-for-five and one-for-twenty of our common stock, as determined by our board of directors, at any time before the earlier of August 22, 2019 and the next annual meeting of stockholders of the Company, if and as determined by our board of directors.	☐	☐	☐

2.	Approval of a proposal for the adjournment of the Special Meeting to permit the Company to solicit additional proxies, if there are insufficient proxies at the Special Meeting to approve the foregoing proposal.	☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated.	☐

Please indicate if you plan to attend this meeting.	☐	☐

	Yes	No

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

To the Stockholders of Immune Pharmaceuticals Inc.:

The Special Meeting of Immune Pharmaceuticals Inc. will be held at the offices of the Company’s counsel, Lowenstein Sandler LLP, at One Lowenstein Drive, Roseland, New Jersey 07068, on Wednesday, August 22, 2018, at 9:30 a.m., Eastern Time, to vote on the following matters:

1.	Approval of a reverse stock split at a ratio between one-for-five and one-for-twenty of our common stock, as determined by our board of directors, at any time before the earlier of August 22, 2019 and the next annual meeting of stockholders of the Company, if and as determined by our board of directors;

2.	Approval of a proposal for the adjournment of the Special Meeting to permit the Company to solicit additional proxies, if there are insufficient proxies at the Special Meeting to approve the foregoing proposal.

The proxy statement (“Proxy Statement”) contains information regarding the Special Meeting, including information on the matters to be voted on prior to and during the Special Meeting. If you have chosen to view our proxy statements over the Internet instead of receiving paper copies in the mail, you can access our Proxy Statement and vote at www.proxyvote.com.

Your vote is important. Whether or not you expect to attend the Special Meeting, we encourage you to promptly vote these shares by one of the methods listed on the reverse side of this Proxy Card.

Sincerely,

Elliot Maza, President and Chief Executive Officer

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

The Notice and Proxy Statement are available at www.proxyvote.com.

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
IMMUNE PHARMACEUTICALS INC.

The undersigned hereby appoints Elliot Maza and John Clark, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Immune Pharmaceuticals Inc. Common Stock, which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Special Meeting of Stockholders of the Company to be held August 22, 2018 or any adjournment thereof, with all powers which the undersigned would possess if present at the Meeting.

THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED FOR PROPOSALS 1 AND 2, AND SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

(Continued and to be marked, dated and signed, on the other side)